                                                    Registration No. 333-
      As filed with The Securities and Exchange Commission on July 15, 1998
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)

                              --------------------


          DELAWARE                           1700 LINCOLN STREET                 13-1806811
(STATE OR OTHER JURISDICTION OF                DENVER, COLORADO       (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)                 (303) 863-7414

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------
                            TIMOTHY J. SCHMITT, ESQ.
                           NEWMONT MINING CORPORATION
                               1700 LINCOLN STREET
                             DENVER, COLORADO 80203
                                 (303) 863-7414
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------
                                   Copies to:
                              MAUREEN BRUNDAGE, ESQ
                                WHITE & CASE LLP
                           1155 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 819-8200
                              --------------------

       Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF               AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
        SECURITIES TO BE REGISTERED            REGISTERED (1)         PER UNIT (2)           PRICE (1)(2)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
  COMMON STOCK, PAR VALUE $1.60 PER
  SHARE (3) ................................
  PREFERRED STOCK, PAR VALUE $5.00 PER
  SHARE (4) ................................
  DEPOSITARY SHARES (5).....................
  WARRANTS TO PURCHASE COMMON STOCK (6).....
      TOTAL.................................  US$341,225,825              100%             US$341,225,825            US$100,662
==================================================================================================================================

(1) In United States dollars or the equivalent thereof in foreign currency or currency units.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants registered hereby will not exceed $341,225,825.

(3) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices, including Common Stock issuable upon conversion of Preferred Stock that is convertible and upon exercise of Warrants. Includes preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

(4) Such indeterminate number of shares of Preferred Stock as may be issued from time to time at indeterminate prices.

(5) Such indeterminate number of Depositary Shares evidenced by Depositary Receipts as may be issued in the event the Registrant elects to offer fractional interests in shares of Preferred Stock registered hereunder. No separate consideration will be received for the Depositary Shares.

(6) Warrants for the purchase of Common Stock may be offered and sold separately or together with other securities registered hereunder.

       Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to $58,774,175 maximum aggregate offering price of Common Stock, Preferred Stock, Depositary Shares and Common Stock Warrants previously registered under the Registrant's Registration Statement on Form S-3 (Registration No. 33-54249). This Registration Statement constitutes Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-54249).

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

                           NEWMONT MINING CORPORATION

                              --------------------


                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                              COMMON STOCK WARRANTS

                  Newmont Mining Corporation (the "Corporation") may from time to time offer, together or separately, (i) shares of its common stock, par value $1.60 per share ("Common Stock"), (ii) shares of its preferred stock, par value $5.00 per share ("Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") which will represent a fraction of a share of Preferred Stock, and (iii) warrants to purchase Common Stock ("Warrants" and, together with the Common Stock, the Preferred Stock and the Depositary Shares, the "Securities"). The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Securities will be limited to $400,000,000 aggregate public offering price. The Corporation may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. See "Plan of Distribution."

                  Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable: the specific designation or title; aggregate amount; in the case of Preferred Stock, any dividend, liquidation, voting, conversion and other rights, terms for sinking or purchase fund payments and terms for redemption; in the case of the Warrants, expiration date and terms of exercise; the initial public offering price; the names of any underwriters or agents; the amount to be purchased by underwriters or agents, if any, and the compensation, if any, of such underwriters or agents; the net proceeds to the Corporation; and the other terms in connection with the Offered Securities.

                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

                 The date of this Prospectus is _________, 1998.

                              AVAILABLE INFORMATION

                  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Corporation is an electronic filer with the Commission, which maintains a web site containing reports, proxy statements and other information at the following location: http://www.sec.gov. The shares of Common Stock are listed on the New York Stock Exchange under the symbol "NEM" and on the Paris Bourse, the Brussels Stock Exchange, the Swiss Stock Exchanges and the Lima Stock Exchange. The periodic reports, proxy statements and other information filed by the Corporation with the Commission may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                  This Prospectus constitutes part of a registration statement (the "Registration Statement") filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the "Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Corporation and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The Corporation hereby incorporates by reference in this Prospectus the following documents which have been filed with the Commission:
(a) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (including the portions of the Corporation's definitive Proxy Statement dated March 30, 1998 relating to its 1998 Annual Meeting of Stockholders incorporated therein by reference) and (b) the Corporation's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998.

                  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING BENEFICIAL OWNERS, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUEST FOR SUCH COPIES SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, NEWMONT MINING CORPORATION, 1700 LINCOLN STREET, DENVER, COLORADO 80203,
TELEPHONE: (303) 863-7414.

                                 THE CORPORATION

                  The Corporation was incorporated in 1921 under the laws of Delaware. Its principal asset is approximately 94% of the outstanding shares of common stock of Newmont Gold Company ("Newmont Gold"). Newmont Gold is engaged, directly or through its subsidiaries and affiliates, in the production of gold, the development of gold properties, the exploration for gold and the acquisition of gold properties worldwide. Newmont Gold produces gold from operations in Nevada and California, as well as in Peru, Indonesia and the Central Asian Republic of Uzbekistan.

                  Since the Corporation's only principal asset is its interest in Newmont Gold, the rights of the Corporation to participate in any distribution of assets of Newmont Gold upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Securities to benefit from such distribution) are subject to the prior claims of creditors of Newmont Gold, except to the extent that the Corporation may itself be a creditor with recognized claims against Newmont Gold. Claims on Newmont Gold by creditors may include claims of holders of indebtedness and claims of creditors in the ordinary course of business. Such claims may increase or decrease, and additional claims may be incurred in the future.

                  The Corporation maintains its principal executive offices at 1700 Lincoln Street, Denver, Colorado 80203 (telephone: 303-863-7414).


                              RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                  The Corporation's ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated below were as follows:


 Three Months
    Ended
March 31, 1998               Year Ended December 31,
--------------     --------------------------------------------
                   1997      1996       1995     1994      1993
                   ----      ----       ----     ----      ----
      3.1          2.3       1.7        3.0      2.3       3.3

                  In computing the ratios set forth above, "earnings" consists of income from continuing operations before provision for income taxes and extraordinary items with adjustments for interest expense (excluding capitalized interest), the amortization of previously capitalized interest, minority interests of subsidiaries with fixed charges and undistributed income of less than fifty percent owned affiliates. "Fixed charges" consists of interest expense (including amortization of debt issuance expense), capitalized interest and one-third of rental expense (which the Corporation believes is a reasonable approximation of the interest factor of such rental expense). Preferred stock dividend requirements were computed by increasing preferred stock dividends by an amount representing the pre-tax earnings which would be required to cover such preferred stock dividend requirements. The Corporation guarantees certain third party debt which had total interest obligations of $0.3 million, $1.2 million, $1.2 million, $1.4 million, $1.0 million and $0.8 million for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively. The Corporation has not been required to pay any of these amounts, nor does it expect to have to pay any amounts; therefore, such amounts have not been included in the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges.

                                 USE OF PROCEEDS

                  Unless otherwise set forth in the Prospectus Supplement, the net proceeds to the Corporation from the sale of the Offered Securities will be used to purchase securities from Newmont Gold having comparable terms and provisions as the relevant Offered Securities. The net proceeds to Newmont Gold from the sale to the Corporation of such comparable securities will be used by Newmont Gold for general corporate purposes, unless otherwise set forth in the Prospectus Supplement.


                          DESCRIPTION OF CAPITAL STOCK

                  The authorized capital of the Corporation consists of 5,000,000 shares of Preferred Stock, par value $5.00 per share, issuable in series, of which 500,000 shares of Series A Junior Participating Preferred Stock, par value $5.00 per share (the "Junior Preferred Shares"), were reserved for issuance as of July 10, 1998, and 250,000,000 shares of Common Stock, par value $1.60 per share, of which 156,512,263 were issued and outstanding as of July 10, 1998. Holders of the Corporation's capital stock have no preemptive or subscription rights to purchase any securities of the Corporation. All outstanding shares of capital stock of the Corporation are fully paid and nonassessable.


                           DESCRIPTION OF COMMON STOCK

                  The statements set forth below are summaries of certain provisions relating to the Common Stock of the Corporation. These summaries contain all material provisions, but are subject to, and are qualified in their entirety by, the provisions of the Corporation's Restated Certificate of Incorporation, as amended by an Amendment thereto, copies of which are filed as exhibits to the Registration Statement. See "Available Information."

DIVIDEND RIGHTS

                  Subject to the prior rights as to dividends of any Preferred Stock which may be outstanding from time to time, the Common Stock is entitled to such dividends out of assets legally available therefor at such times and in such amounts as may be declared from time to time by the Board of Directors.

VOTING RIGHTS

                  Subject to the voting rights, if any, of any Preferred Stock which may be outstanding from time to time, all voting rights are vested in the holders of shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders of the Corporation. There is no cumulative voting. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or the Corporation's Restated Certificate of Incorporation, subject to the power of the stockholders of the Corporation to adopt, amend or repeal the By-Laws of the Corporation or to limit or restrict the power of the Board of Directors of the Corporation to adopt, amend or repeal the By-Laws of the Corporation, and the Corporation may in its By-Laws confer powers and authorities upon the Board of Directors of the Corporation in addition to those conferred upon it by statute.

LIQUIDATION RIGHTS

                  Subject to the prior rights of creditors and the holders of any Preferred Stock which may be outstanding from time to time, the shares of Common Stock are entitled, in the event of voluntary or involuntary liquidation, dissolution or winding up, to share pro rata in the distribution of all remaining assets, which are legally available for distribution, after payment of all debts and other liabilities.

REDEMPTION

                  The shares of Common Stock are neither redeemable nor convertible.

ANTI-TAKEOVER PROVISIONS

         APPROVAL OF CERTAIN MERGERS, CONSOLIDATIONS, SALES AND LEASES

                  Article NINTH of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that, with certain exceptions noted below, the affirmative vote of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors (considered as one class) shall be required (a) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation, or (b) to authorize any sale or lease of all or any substantial part of the assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets (except assets having an aggregate fair market value of less than $10 million) of, any other corporation, person or other entity if, in either case, as of the record date for determination of stockholders entitled to notice thereof or to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of all outstanding shares of stock of the Corporation entitled to vote in elections of directors (a "10% Holder") considered for the purposes of Article NINTH as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

                  For the purposes of Article NINTH, any corporation, person or entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above) by any other corporation, person or entity, with which it or its affiliates or associates (as defined in the Certificate of Incorporation) have any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its affiliate or associate.

                  Article NINTH does not apply to any transaction with any other corporation, person or entity (i) if the Board of Directors of the Corporation has approved a memorandum of understanding with such other corporation, person or entity with respect to such transaction prior to the time that such other corporation, person or entity shall have become a 10% Holder or (ii) in case of a corporation, if the Corporation and its subsidiaries own a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors. Article NINTH can be altered or repealed only upon the affirmative vote of the record holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered as one class.

                  Article NINTH might be characterized as an anti-takeover provision since it may render more difficult certain possible takeover proposals to acquire control of the Corporation and may make removal of management of the Corporation more difficult.

         APPROVAL OF STOCKHOLDER RIGHTS PLAN

                  Each outstanding share of Common Stock carries with it one preferred share purchase right (each a "Right"). The terms of the Rights are set forth in a Rights Agreement, dated as of August 30, 1990, as amended (the "Rights Agreement"), between the Corporation and The Chase Manhattan Bank, as successor

Rights Agent. The following is a summary of the terms of the Rights Agreement. This summary contains all material provisions, but is subject to, and is qualified in its entirety by reference to, the provisions of the Rights Agreement. A copy of the Rights Agreement and the amendments thereto are filed as exhibits to the Registration Statement. See "Available Information."

                  Following the Distribution Date referred to below and except as described below, each Right entitles the registered holder to purchase from the Corporation one five-hundredth of a share (a "Preferred Share Fraction") of the Junior Preferred Shares, at a purchase price of $150 per Preferred Share Fraction, subject to adjustment (the "Purchase Price"). Unless earlier redeemed by the Corporation or expired as a result of the occurrence of a transaction described in Section 13(d) of the Rights Agreement, the Rights will expire at the close of business on September 11, 2000 (the "Final Expiration Date").

                  Ownership of the Rights is evidenced by the Common Stock certificates representing shares then outstanding, and no separate certificates representing the Rights have been distributed. The Rights will separate from the Common Stock and a Distribution Date under the Rights Agreement (the "Distribution Date") will occur upon the earlier of (i) the close of business on the tenth day after the date of a public announcement that a person (other than any Exempt Person (as defined in the Rights Agreement)) or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the "Stock Acquisition Date"), or (ii) the close of business on the tenth business day after the date of the commencement of a tender offer or exchange offer that would result in a person or entity beneficially owning 15% or more of the outstanding Common Stock. Until a Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates and (ii) the transfer of any outstanding Common Stock certificates will also constitute a transfer of the Rights associated therewith.

                  Except in the circumstances described below, after the Distribution Date each Right will be exercisable into a Preferred Share Fraction. Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one share of Common Stock, which rights are subject to adjustment in the event of stock dividends, subdivisions and combinations with respect to the Common Stock. In lieu of issuing certificates for fractions of Junior Preferred Shares (other than fractions which are integral multiples of one five-hundredth of a share), the Corporation may pay cash in accordance with the Rights Agreement.

                  If a person becomes an Acquiring Person other than pursuant to certain Board approved tender or exchange offers, each holder of a Right, at any time following the Distribution Date, has the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Corporation) having a value equal to two times the Purchase Price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Right following any such event, the Corporation may provide that each Right be exchanged for one share of Common Stock (or cash, property or other securities, as the case may be). Following the occurrence of the event set forth in the first sentence of this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Corporation is acquired in a merger or other business combination transaction in which the Corporation is not the surviving corporation (other than pursuant to certain Board approved tender or exchange offers), or (ii) the Corporation is the surviving corporation of a consolidation or merger in connection with which all or part of the outstanding Common Stock is changed into or exchanged for stock or other securities of another corporation or cash or any other property, or (iii) 50% or more of the Corporation's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) has the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

                  The Purchase Price payable, and the number of Preferred Share Fractions or other securities or property issuable, upon exercise of the Rights is subject to adjustment to prevent dilution as a result of certain events described in the Rights Agreement.

                  Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder of the Corporation. At any time until the earlier of
(i) the Stock Acquisition Date and (ii) the Final Expiration Date (but in certain circumstances only with the concurrence of Continuing Directors (as defined in the Rights Agreement)), the Corporation has the option to redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment.

                  Prior to the Distribution Date, the Corporation may supplement or amend the Rights Agreement without the approval of any holders of Common Stock. From and after the Distribution Date, the Corporation may supplement or amend the Rights Agreement without the approval of any holders of Rights under limited circumstances. No supplement or amendment may be made that changes the Redemption Price (as defined in the Rights Agreement), the Final Expiration Date, the Purchase Price or the number of Preferred Share Fractions for which a Right is exercisable.

                  The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Corporation without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Corporation because the Rights are either redeemable or are not exercisable or do not go into effect under such circumstances.


                         DESCRIPTION OF PREFERRED STOCK

                  The statements set forth below are summaries of certain provisions relating to the Preferred Stock of the Corporation. These summaries contain all material provisions, but are subject to, and are qualified in their entirety by, the provisions of the Certificate of Incorporation (which is filed as an exhibit to the Registration Statement) and the Certificate of Designations for Junior Preferred Shares described below. A form of the Certificate of Designations for the Junior Preferred Shares is an exhibit to the Rights Agreement. The Rights Agreement and the amendments thereto are filed as exhibits to the Registration Statement. See "Available Information."

GENERAL

                  The Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Preferred Stock, par value $5.00 per share, issuable in series. The Board of Directors has the power to fix various terms with respect to each series of Preferred Stock, including voting powers, designations, preferences, the relative participating and optional or other rights, qualifications, limitations and restrictions as set forth in resolutions providing for the issue thereof adopted by the Board of Directors of the Corporation or a duly authorized committee thereof. The Junior Preferred Shares that may be issued in connection with the Corporation's Stockholder Rights Plan (see "Description of Common Stock--Anti-Takeover Provisions--Stockholder Rights Plan" and "Description of Preferred Stock--Junior Preferred Shares") is the only series of Preferred Stock that the Board of Directors of the Corporation currently has authorized for issuance by the Corporation.

JUNIOR PREFERRED SHARES

                  General. A total of 500,000 shares of Junior Preferred Shares have been reserved for issuance upon exercise of the Rights. See "Description of Common Stock--Anti-Takeover Provisions--Stockholder Rights Plan."

                  Dividend Rights. Each Junior Preferred Share has a preferential quarterly dividend payable on the first day of January, April, July and October of each year (or such other quarterly payment date as shall be specified by the Board of Directors of the Corporation) in an amount equal to 500 times the dividend (other than a stock dividend) declared on each share of Common Stock, but in no event less than $1.00.

                  Voting Rights. Each Junior Preferred Share will have 500 votes, subject to adjustment as provided in the Certificate of Designations for the Junior Preferred Shares, on all matters submitted to a vote of the stockholders of the Corporation and, except as provided in the Certificate of Designations for the Junior Preferred Shares, the Certificate of Incorporation or by law, the holders of Junior Preferred Shares shall vote together as one class.

                  Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Junior Preferred Shares will receive a preferred liquidation payment per share equal to the greater of $500 per share (plus accrued dividends to the date of distribution, whether or not earned or declared) or an amount per share equal to 500 times the aggregate payment made per each share of Common Stock, in each case subject to adjustment as provided in the Certificate of Designations for the Junior Preferred Shares.

                  Effect of Mergers, Consolidations, Sales and Leases. In the event of any merger, consolidation, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each Junior Preferred Share will be similarly exchanged or changed in an amount per share equal to 500 times the aggregate amount and type of consideration received per share of Common Stock, subject to adjustment as provided in the Certificate of Designations for the Junior Preferred Shares.

                  Ranking of Junior Preferred Shares. The Junior Preferred Shares rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.


                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

                  The Corporation may, at its option, elect to offer fractional interests in shares of the Preferred Stock by means of the issuance of Depositary Shares. The shares of any series of Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Corporation and a bank or trust company selected by the Corporation (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. The following statements are a summary of the provisions of the Deposit Agreement and the depositary receipts (the "Depositary Receipts") which evidence the Depositary Shares. The form of Deposit Agreement and form of Depositary Receipts are filed as exhibits to the Registration Statement. See "Available Information." This summary contains all material provisions, but is subject to, and is qualified in its entirety by, the provisions of the Deposit Agreement and the Depositary Receipts.

                  Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled proportionately to all the rights, preferences and privileges of the Preferred Stock underlying such Depositary Share (including dividend, voting, conversion, redemption and liquidation rights), and subject to all of the limitations of the underlying Preferred Stock, contained in the Corporation's Restated Certificate of Incorporation and the Certificate of Designation for such Preferred Stock.

                  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the fractional interest in a share of a particular series of the Preferred Stock described in the Prospectus Supplement.

DIVIDENDS

                  The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

                  If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot by the Board of Directors.

VOTING

                  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock (or fraction thereof) represented by the Depositary Shares evidenced by such Depositary Receipts. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock (or fraction thereof) represented by such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will not vote the Preferred Stock to the extent that it does not receive specific instructions from the holders of the Depositary Receipts evidencing Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF PREFERRED STOCK; CONVERSION RIGHTS

                  Unless otherwise provided in the Prospectus Supplement relating to a series of Depositary Shares, the owner of the Depositary Shares evidenced thereby will not be entitled to delivery of any Preferred Stock represented by such Depositary Shares.

                  If the shares of Preferred Stock underlying a series of Depositary Shares are convertible into Common Stock as provided in the Prospectus Supplement relating to such Depositary Shares, each record holder of Depositary Shares has the right, at his or her option, to surrender Depositary Receipts representing one or more whole shares of such Preferred Stock with written instructions to the Depositary to convert a number of underlying whole shares of Preferred Stock which such Depositary Shares represent into shares of the Corporation's Common Stock at any time. No fractional shares of Common Stock will be issued upon conversion, and in lieu thereof an amount will be paid in cash by the Corporation equal to the market value of the fractional interest.

AMENDMENT OF FORM OF DEPOSITARY RECEIPTS AND OF DEPOSIT AGREEMENT

                  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Corporation and the Depositary; provided, however, that any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by holders of at least a majority of the Depositary Shares then outstanding.

CHARGES OF DEPOSITARY

                  The Corporation will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any), governmental charges and such other charges as are expressly provided in the Deposit Agreement. Holders of Depositary Shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

                  The Corporation, or at the option of the Corporation, the Depositary, will forward to the holders of Depositary Shares all reports and communications from the Corporation which the Corporation may be required to furnish to the holders of the underlying Preferred Stock.

                  Neither the Depositary nor the Corporation will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Corporation and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY; TERMINATION OF THE DEPOSIT AGREEMENT

                  The Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary will be appointed by the Corporation within 60 days after delivery of the notice of resignation or removal. The Deposit Agreement may be terminated at the direction of the Corporation or by the Depositary only after (i) all outstanding Depositary Shares have been redeemed or (ii) there shall have been made a final distribution with respect to the Preferred Stock underlying such Depositary Shares in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the record holders of the Depositary Receipts, or otherwise provided for. Upon termination of the Deposit Agreement, the Depositary will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement. Upon request of the Corporation, the Depositary shall deliver all books, records, certificates evidencing Preferred Stock, Depositary Receipts and other documents respecting the subject matter of the Deposit Agreement to the Corporation.

                             DESCRIPTION OF WARRANTS

                  The Corporation may issue Warrants, evidenced by warrant certificates (the "Warrant Certificates") for the purchase of Common Stock. Warrants may be issued together with or separately from, any Securities offered by any Prospectus Supplement and, if issued together with Securities, may be attached to or separate from such Securities. The Warrants are to be issued under one or more separate Warrant Agreements (each a "Warrant Agreement") to be entered into between the Corporation and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Corporation in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The statements set forth below are summaries of certain provisions of the Warrants and the Warrant Agreements and are subject to the detailed provisions of the Warrant Agreement. These summaries contain all material provisions, but are subject to, and are qualified in their entirety by, all the provisions of the Warrants and the Warrant Agreement, copies of which are filed as exhibits to the Registration Statement. See "Available Information."

GENERAL

                  If Warrants are offered, reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific terms of the Warrants being offered thereby, including (i) the specific designation and aggregate number of such Warrants, (ii) the offering price and the currency or composite currencies for which Warrants may be purchased, (iii) the aggregate amount of Common Stock purchasable upon exercise of the Warrants,
(iv) if applicable, the designation and terms of the Securities with which the Warrants are issued, (v) if applicable, the date on and after which the Warrants and the related Securities will be separately transferable, (vi) the amount of Common Stock purchasable upon exercise of one Warrant and the price or the manner of determining the price and currency or composite currencies or other consideration (which may include Securities) for which such amount of Common Stock may be purchased upon such exercise, (vii) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire (the "Expiration Date"), (viii) the terms of any mandatory or optional redemption by the Corporation, (ix) certain Federal income tax consequences, (x) whether the Warrant Certificates will be issued in registered or unregistered form, and (xi) any other special terms pertaining to such Warrants. Unless otherwise specified in the applicable Prospectus Supplement, the Warrants will not be listed on any securities exchange.

                  Warrant Certificates may be exchanged for new Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer and change and may be exercised at an office or agency of the Warrant Agent maintained for that purpose. No service charge will be made for any transfer or exchange of Warrant Certificates, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Stock purchasable upon such exercise, including the right to receive payments, if any, on the Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

                  Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the Prospectus Supplement of the applicable amount required to purchase the Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant Certificate. Unless otherwise provided in the Prospectus Supplement, upon receipt of such payment and the Warrant Certificate, a new Warrant Certificate will be issued for the amount of unexercised Warrants.

                  The exercise price payable and the number of shares of Common Stock purchasable upon the exercise of each Warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock or a combination, subdivision or reclassification of Common Stock. No adjustment in the exercise price payable and the number of shares purchasable upon exercise of the Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Corporation may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Warrants, but the Corporation will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of the Corporation as an entirety, the holder of each outstanding Warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which such Warrants were exercisable immediately prior thereto.

MODIFICATION OF WARRANT AGREEMENT

                  The Warrant Agreement contains a provision permitting the Corporation and the Warrant Agent, without the consent of any Warrant Holder, to supplement or amend the Warrant Agreement in order to cure any ambiguity, and to correct or supplement any provision contained therein which may be defective or inconsistent with any other provision or to make other provisions in regard to matters or questions arising thereunder which the Corporation and the Warrant Agent may deem necessary or desirable and which do not adversely affect the interests of the Warrant Holders.

        FEDERAL TAX CONSIDERATIONS AS A REAL PROPERTY HOLDING CORPORATION

                  The Corporation believes that the Corporation would likely constitute a United States real property holding corporation within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Under certain provisions of the Code and Treasury Regulations thereunder, gain realized by a non-United States person who would not ordinarily be subject to U.S. federal income tax on gains would, under certain circumstances, be subject to tax (the "special tax") on gain realized on the disposition (and possible withholding tax on the proceeds from such disposition (the "withholding tax")) of Securities, notwithstanding such non-United States person's lack of other connections with the United States. However, because the Common Stock of the Corporation is "regularly traded on an established securities market" (within the meaning of Section 897(c)(3) of the Code), under the Code and Temporary Treasury Regulations now in effect, the special tax and the withholding tax would apply to the disposition by a non-U.S. person of an interest in a class of Securities that is not regularly traded on an established securities market only if on the date such interest was acquired by such person it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of Securities with the lowest fair market value. However, if such non-regularly traded class of Securities is convertible into a regularly traded class of Securities, the special tax and the withholding tax would apply to the disposition of an interest in such non-regularly traded class of Securities only if on the date such interest was acquired by such person it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of Securities into which it is convertible. The special tax (but, except in certain circumstances, not the withholding tax) would likewise apply to a disposition of an interest in a class of Securities that is regularly traded on an established securities market by a non-U.S. person who beneficially owns, directly or indirectly, more than 5% of such class of Securities at any time during the five-year period immediately preceding the disposition of the interest.

                  Certain United States federal tax consequences of an investment in a class of Securities will, to the extent appropriate under the circumstances, be described in the Prospectus Supplement relating thereto. Each prospective holder of Securities is urged to consult its own tax advisors regarding the United States federal tax consequences of an investment in such Securities, as well as the tax consequences under the laws of any state, local or other United States or non-United States taxing jurisdiction.

                              PLAN OF DISTRIBUTION

                  General. The Corporation may sell Offered Securities to or through underwriters or dealers, and also may sell Offered Securities directly to other purchasers or through agents.

                  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

                  In connection with the sale of Offered Securities, underwriters may receive compensation from the Corporation or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Offered Securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions and commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the Prospectus Supplement.

                  Except for the Common Stock, the Offered Securities will be a new issue of securities with no established trading market. Underwriters and agents to whom such Offered Securities are sold by the Corporation for public offering and sale may make a market in such Offered Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for such Offered Securities.

                  Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of Offered Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Act.


                             VALIDITY OF SECURITIES

                  The validity of the Offered Securities will be passed upon for the Corporation by White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036.


                                     EXPERTS

                  The consolidated financial statements and schedules incorporated in this Prospectus by reference have been so incorporated in reliance on the reports of Arthur Andersen LLP and PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firms as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


SEC filing fee...................................   $100,662
Accounting fees and expenses.....................      7,000
Legal fees and expenses .........................    200,000
Blue Sky expenses................................     20,000
Warrant Agent's fees.............................      2,000
Depositary's fees................................      2,000
Transfer Agent's fees............................      2,000
Printing and engraving expenses..................     25,000
Miscellaneous ...................................      5,000
                                                    --------
Total ...........................................   $363,662
                                                    ========

--------------------

*All estimates except for filing fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law authorizes and empowers the Corporation to indemnify the directors, officers, employees and agents of the Corporation against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the Corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

                  The By-Laws of the Corporation provide that each person who at any time is or shall have been a director or officer of the Corporation, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, and his or her heirs, executors and administrators, shall be indemnified by the Corporation in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Section 6 of the By-Laws of the Corporation facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between the Corporation and the director or officer.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                                   DESCRIPTION OF DOCUMENTS
-------                                  ------------------------

 1         -      Proposed form of Underwriting  Agreement  relating to the Common Stock,  the Preferred Stock, the
                  Depositary Shares and the Warrants.



 4.1       -      Restated  Certificate of  Incorporation  dated as of July 13, 1987.  Incorporated by reference to
                  Exhibit 3 to the Registrant's Form 10-K for the year ended December 31, 1987.

 4.2       -      Amendment to the Restated Certificate of Incorporation dated May 5, 1997.

 4.3       -      By-Laws as amended  through  November  1, 1993 and  adopted  November  1, 1993.  Incorporated  by reference  to  Exhibit  3(b) to the  Registrant's  Annual  Report on Form 10-K for the year ended
                  December 31, 1993.

 4.4       -      Rights  Agreement  dated  August 30, 1990 (the "Rights  Agreement")  between the  Registrant  and
                  Manufacturers  Hanover Trust Corporation,  as Rights Agent.  Incorporated by reference to Exhibit
                  1 to the Registrant's Registration Statement on Form 8-A dated August 31, 1990.

 4.5       -      First  Amendment  dated November 27, 1990 to the Rights  Agreement.  Incorporated by reference to
                  Exhibit 2 to the Registrant's Form 8 dated December 7, 1990.

 4.6       -      Second  Amendment  dated December 7, 1990 to the Rights  Agreement.  Incorporated by reference to
                  Exhibit 3 to the Registrant's Form 8 dated December 7, 1990.

 4.7       -      Third  Amendment  dated February 26, 1992 to the Rights  Agreement.  Incorporated by reference to
                  Exhibit 4 to the Registrant's Form 8 dated March 17, 1992.

 4.8       -      Form of Deposit Agreement  (including form of Depositary  Receipt).  Incorporated by reference to
                  Exhibit 4.14 to the Registrant's Registration Statement on Form S-3 (No. 33-54249).

 4.9       -      Form of Warrant  Agreement  (including  form of  Warrant).  Incorporated  by reference to Exhibit
                  4.15 to the Registrant's Registration Statement on Form S-3 (No. 33-54249).

 5         -      Opinion of White & Case LLP.

12         -      Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1       -      Consent of Arthur Andersen LLP.

23.2       -      Consent of PricewaterhouseCoopers LLP.

23.3       -      Consent of White & Case LLP (included in Exhibit 5).

24         -      Power of Attorney of certain officers and directors.

ITEM 17.  UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) to include any prospectus required by Section 10(a)(3) of the Act;

                            (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                             (iii) to include any material information with
                   respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (4) that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (5) that, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus, filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON THE 15TH DAY OF JULY, 1998.

                                             NEWMONT MINING CORPORATION


                                             By  /s/ Timothy J. Schmitt
                                                 ------------------------------
                                                  Timothy J. Schmitt
                                                  Vice President, Secretary and
                                                  Assistant General Counsel

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


SIGNATURE                               TITLE                                            DATE
---------                               -----                                            ----
                *
----------------------------
   Ronald C. Cambre                     Chairman, President and Chief                   July 15, 1998
                                        Executive Officer and Director
                                        (Principal Executive Officer)

                *
----------------------------
  James T. Curry, Jr.                   Director                                        July 15, 1998

                *
----------------------------
  Joseph P. Flannery                    Director                                        July 15, 1998

                *
----------------------------
  Leo I. Higdon, Jr.                    Director                                        July 15, 1998

                *
----------------------------
   Thomas A. Holmes                     Director                                        July 15, 1998


                *
----------------------------
   George B. Munroe                     Director                                        July 15, 1998

                *
----------------------------
  Robin A. Plumbridge                   Director                                        July 15, 1998

                *
----------------------------
   Moeen A. Qureshi                     Director                                        July 15, 1998

                *
----------------------------
   Michael K. Reilly                    Director                                        July 15, 1998


                *
----------------------------
    Jean Head Sisco                     Director                                        July 15, 1998

                *
----------------------------
William I.M. Turner, Jr.                Director                                        July 15, 1998

                *
----------------------------
    Wayne W. Murdy                      Executive Vice President and Chief              July 15, 1998
                                        Financial Officer (Principal
                                        Financial Officer)

                *
----------------------------
Linda K. Wheeler                        Controller                                      July 15, 1998
                                        (Principal Accounting Officer)


     *By  /s/ Timothy J. Schmitt
         -----------------------
         Timothy J. Schmitt as
         Attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER
-------

  1       -       Proposed form of Underwriting Agreement relating to the Common Stock, the Preferred Stock, the
                  Depositary Shares and the Warrants.

  4.1     -       Restated Certificate of Incorporation dated as of July 13, 1987.  Incorporated by reference to
                  Exhibit 3 to the Registrant's Form 10-K for the year ended December 31, 1987.

  4.2     -       Amendment to the Restated Certificate of Incorporation dated May 5, 1997.

  4.3     -       By-Laws as amended through November 1, 1993 and adopted November 1, 1993. Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 1993.

  4.4     -       Rights Agreement dated August 30, 1990 (the "Rights Agreement") between the Registrant and
                  Manufacturers Hanover Trust Company, as Rights Agent. Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated August 31, 1990.

  4.5     -       First Amendment dated November 27, 1990 to the Rights Agreement.  Incorporated by reference to
                  Exhibit 2 to the Registrant's Form 8 dated December 7, 1990.

  4.6     -       Second Amendment dated December 7, 1990 to the Rights Agreement. Incorporated by reference to
                  Exhibit 3 to the Registrant's Form 8 dated December 7, 1990.

  4.7     -       Third Amendment dated February 26, 1992 to the Rights Agreement.  Incorporated by reference to
                  Exhibit 4 to the Registrant's Form 8 dated March 17, 1992.

  4.8     -       Form of Deposit Agreement (including form of Depositary Receipt). Incorporated by reference to
                  Exhibit 4.14 to the Registrant's Registration Statement on Form S-3 (No. 33-54249).

  4.9     -       Form of Warrant Agreement (including form of Warrant).  Incorporated by reference to Exhibit
                  4.15 to the Registrant's Registration Statement on Form S-3 (No. 33-54249).

  5       -       Opinion of White & Case.

 12       -       Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

 23.1     -       Consent of Arthur Andersen LLP.

 23.2     -       Consent of PricewaterhouseCoopers LLP.

 23.3     -       Consent of White & Case LLP (included in Exhibit 5).

 24       -       Power of Attorney of certain officers and directors.
